SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC  20549


                                  FORM 8-K


                                CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934




   Date of Report (Date of Earliest Event Reported)        May 31, 1997


                             QUADRAX CORPORATION
            (Exact Name of Registrant as Specified in Charter)



   Delaware                      0-16052                     05-0420158
  (State or Other         (Commission File Number)          (IRS Employer
   Jurisdiction of                                       Identification No.)
   Incorporation)


   300 High Point Avenue,                 Portsmouth, RI             02871
    (Address of Principal Executive Offices)                     (Zip Code)



   Registrant's telephone number, including area code  (401) 683-6600





Item 2. Acquisition or Disposition of Assets.


   	On June 4, 1997, Quadrax Corporation (the"Company") completed its disposition of Lion Golf of Oregon, Inc., an Oregon corporation ("Lion Golf"), pursuant to the terms of an Agreement for the sale of common stock dated as of May 31, 1997.

	Pursuant to the Lion Golf Stock Disposition Agreement, the Company sold all of the outstanding stock of Lion Golf of Oregon, Inc. and McManis Sports Associates, Inc. to Lion Golf's former principal stockholder, Robert K. Cole. In connection therewith Mr. Robert Cole and Lion Golf assumed the responsibility for approximately $1,200,000 of Lion Golf's indebtedness including the Bank of Cascades accounts receivable/inventory working capital line with Lion Golf which had an outstanding balance due of $449,838 at May 31, 1997. As additional consideration, the Company's unrecorded unsecured promissory note payable to Mr. Cole was canceled along with the Company's five year employment agreements with Mr. Robert K. Cole as Chief Executive
Officer of Lion Golf and Mr. James Cole as President of Lion Golf and the Company and Mr. Robert K. Cole agreed to mutual general releases.




ITEM 7.  Financial Statements and Exhibits.


     	(a)  Financial Statements of Businesses Acquired.

         		Not Required


     	(b)  Pro Forma Financial Information.

         		Not Required


     	(c)  Exhibits.

			2.1  Stock Disposition Agreement dated May 31, 1997 between
        Robert K  Cole, the Chief Executive Officer of Lion Golf of Oregon,
        Inc. and the Company.





                               Signatures

       	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


   Quadrax Corporation, a Delaware Corporation


   By:     /s/ James J. Palermo
              	James J. Palermo, Chairman and
              	Chief Executive Officer



   By:     /s/ Edward A. Stoltenberg
              	Edward A. Stoltenberg, Senior Vice President -
              	Chief Financial Officer and Principal Accounting Officer



   Date: June 12, 1997